UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 27, 2026

(Date of earliest event reported)

U.S. BANCORP

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

1-6880	41-0255900
(Commission file number)	(IRS Employer Identification
No.)

800 Nicollet Mall

Minneapolis, Minnesota 55402

(Address of principal executive offices, including zip code)

(651) 466-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	USB	New York Stock Exchange
Depositary Shares (each representing 1/100th interest in a share of Series A Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrA	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series B Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrH	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series K Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrP	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series L Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrQ	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series M Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrR	New York Stock Exchange
Depositary Shares (each representing 1/1,000th interest in a share of Series O Non-Cumulative Perpetual Preferred Stock, par value $1.00)	USB PrS	New York Stock Exchange
Floating Rate Notes, Series CC (Senior), due May 21, 2028	USB/28	New York Stock Exchange
4.009% Fixed-to-Floating Rate Notes, Series CC (Senior), due May 21, 2032	USB/32	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

☐ If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As part of the annual review of various executive compensation and benefit plans by the Compensation and Human Resources Committee (the “Committee”) of the Board of Directors (the “Board”) of U.S. Bancorp (the “Company”), the Committee determined, in consultation with its independent compensation consultant, that the Company’s change in control benefits should be updated to align more closely with the practices of similarly-sized peer banks in the financial services industry and to include important protections for the Company.

On January 27, 2026, the Board, upon the recommendation of the Committee, adopted the U.S. Bank Executive Change in Control Severance Plan (the “Plan”) covering the executive officers and certain other officers of the Company, including the Company’s currently serving named executive officers (each a “participant”). Plan participants are eligible to receive certain severance benefits as described in the Plan upon the participant’s involuntary termination of employment without Cause (as defined in the Plan) or Good Reason Resignation (as defined in the Plan) within 24 months following a Change in Control (as defined in the Plan).

The severance benefits payable under the Plan consist of a lump-sum cash payment equal to the sum of the following:

•	two times the participant’s annual base salary;

•	two times the participant’s target annual incentive award level as in effect immediately before the date of the Change in Control under the U.S. Bancorp Annual Executive Incentive Plan;

•

a pro-rata portion of the participant’s target annual incentive award for the performance period in which the qualifying termination of employment occurs, which is prorated for the number of full calendar months worked during the annual performance period; and

•	an amount equal to the employer’s cost of six months of continued health plan coverage.

Participation in the Plan is conditioned on the participant signing, and not revoking, a participation agreement acknowledging the terms of the Plan. In addition, a participant’s receipt of any severance benefits under the Plan is contingent upon such participant’s (i) execution and non-revocation of a general release of claims in favor of the Company and its affiliates, (ii) compliance with the Company’s standard form of confidentiality and non-solicitation agreement, and (iii) compliance (where permissible under applicable law) with a non-competition restrictive covenant.

Except as otherwise may be determined by the Committee, participants in the Plan are not permitted to receive severance benefits under the Plan and another Company severance plan, program, arrangement, or agreement.

The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the Plan attached hereto as Exhibit 10.1 of this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

10.1	U.S. Bank Executive Change in Control Severance Plan.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

U.S. BANCORP

By:	/s/ James L. Chosy
James L. Chosy
Senior Executive Vice President and General Counsel

Date: January 29, 2026

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